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                                                                    Exhibit 23.1




                           CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-44921) and in the related Prospectus pertaining to the Community First Bankshares, Inc. 1987 Stock Option Plan and in the Registration Statement (Form S-8, No. 33-48160) and in the related Prospectus pertaining to the Community First Bankshares, Inc. 401(k) Retirement Plan of our report dated September 19, 1997, with respect to the financial statements of KeyBank National Association (Wyoming), included herein.


Minneapolis, Minnesota                         Ernst & Young LLP
September 19, 1997